ULURU NEWS

Contact: Company
Kerry P. Gray
President & CEO
Terry K. Wallberg
Vice President & CFO
(214) 905-5145

ULURU INC. ANNOUNCES ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS UNTIL MONDAY, JUNE 16, 2011

Addison, Texas, June 1, 2011; ULURU Inc. (NYSE AMEX: ULU) today announced  that the Annual Meeting of Stockholders has been adjourned with respect to Proposal No. 3, a proposal to authorize the Board of Directors to amend the Company’s Restated Articles of Incorporation at any time prior to July 31, 2011 to effect a reverse stock split of the Company’s outstanding common stock at a ratio to be determined by the Board of Directors but not to exceed 15 pre-reverse-split shares into one post-reverse-split share.

As of April 4, 2011, the record date, 87,341,709 shares of common stock were eligible to vote.  As of June 1, 2011, approximately 68% of the Company’s outstanding shares have been voted on this proposal, and of these shares 41,197,259 shares had been voted in favor of the charter amendment which is 2,473,596 short of the required vote for approval of the proposal.  “Given that our voting stockholders are strongly in favor of the charter amendment, we believe it is important that stockholders who have not yet voted be provided additional time to vote,” stated Kerry P. Gray, the Chairman, Chief Executive Officer and President of ULURU Inc. “We encourage those stockholders who have not yet voted to vote ‘for’ the proposal.”

The meeting is being adjourned to provide ULURU with additional time to solicit proxies from its stockholders with respect to Proposal No. 3.  During the pendency of the adjourned meeting, stockholders are encouraged to vote on Proposal No. 3. Stockholders may also change their vote for Proposal No. 3 by executing a new proxy, revoking a previously given proxy or attending the meeting and voting in person, as set forth in ULURU’s proxy statement.

The Company’s stockholders voted today to approve the election of directors and the appointment of Lane Gorman Trubitt, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The results of the stockholder votes on the other proposals which were considered and voted upon at the Annual Meeting will be released in a separate 8-K filing.

The adjournment with respect to Proposal No. 3 will be until 10:00 a.m., Central Standard Time, on Thursday, June 16, 2011 at the offices of ULURU Inc., 4452 Beltway Drive, Addison, TX 75001.   At that meeting, a stockholder vote on Proposal 3 regarding the charter amendment will take place.

ULURU previously filed a proxy statement with the Securities and Exchange Commission (the “SEC”) on April 20, 2011 pursuant to which ULURU is soliciting proxies in connection with Proposal No. 3. Stockholders are urged to read the proxy statement and other relevant documents filed with the SEC.

About ULURU Inc.:
ULURU Inc. is a specialty pharmaceutical company focused on the development of a portfolio of wound management and oral care products to provide patients and consumers improved clinical outcomes through controlled delivery utilizing its innovative Nanoflex® Aggregate technology and OraDisc™ transmucosal delivery system. For further information about ULURU Inc., please visit our website at www.uluruinc.com.  For further information about Altrazeal®, please visit our website at www.altrazeal.com.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, including but not limited to statements made relating to future financial performance of ULURU Inc. (the "Company"), the voting results and voting preferences of our stockholders, and the probability of our stockholders casting their votes.  When used in this press release, the words “believe,” "expect" and "anticipate" and similar expressions may be indicative of forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company's control. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  These statements are subject to numerous risks and uncertainties, including but not limited to the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed by us with the Securities and Exchange Commission.